SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant   |X|

Filed by a Party other than the Registrant   |_|


Check the appropriate box:


| |   Preliminary Proxy Statement



                                |_| Confidential, for Use of the Commission Only
                                    (as permitted by Rule 14a-6(e)(2))


|X|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12


                                   SSgA FUNDS
                (Name of Registrant as Specified In Its Charter)



    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

|_|  Fee paid previously with preliminary proxy materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

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                                   SSgA FUNDS
                             Two International Place
                           Boston, Massachusetts 02110

                    -----------------------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          OF THE SSgA MONEY MARKET FUND
                        To be held on September 20, 1999

                    -----------------------------------------

To the Shareholders of the SSgA
Money Market Fund:

Notice is hereby given that a Special Meeting of Shareholders of the SSgA Money Market Fund (the "Fund"), a series of SSgA Funds, will be held at the offices of Frank Russell Investment Management Company, 909 A Street, Tacoma, Washington, on Monday, September 20, 1999, at 11:00 a.m., local time, to consider the following proposals:

     1. To amend the Fund's fundamental investment restriction regarding lending to permit the Fund to lend cash to any registered investment company or portfolio series for which the Fund's Advisor serves as advisor or subadvisor to the extent permitted by the 1940 Act or any rule or order issued.

     2.   To make the Fund's investment objective non-fundamental.

Shareholders may also consider and act upon such other matters as may properly come before the Meeting or any adjournments thereof. The proposals are discussed in greater detail in the accompanying proxy statement.

The close of business on August 9, 1999, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and any adjournments thereof.

                                           By Order of the Trustees,


                                           J. David Griswold
                                           Vice President and Secretary

Date August 20, 1999


--------------------------------------------------------------------------------
It is important that your shares be represented at the meeting! Whether or not you expect to be present at the meeting, please complete and sign the enclosed proxy card and return it promptly in the enclosed envelope, which needs no postage if mailed in the united states. If you desire to vote in person you may revoke your proxy prior to the meeting.
--------------------------------------------------------------------------------

                                   SSgA FUNDS
                             Two International Place
                           Boston, Massachusetts 02110

                                 PROXY STATEMENT
                                       FOR
                       SPECIAL MEETING OF SHAREHOLDERS OF
                           THE SSgA MONEY MARKET FUND

                        To Be Held on September 20, 1999

                 VOTING, REVOCATION AND SOLICITATION OF PROXIES

Special Meeting

This proxy statement is being furnished to the shareholders of the SSgA Money Market Fund (the "Fund"), a series of SSgA Funds, a Massachusetts business trust (the "Trust"), in connection with the solicitation of proxies by and on behalf of the Trust's Board of Trustees for use at a Special Meeting of Shareholders of the Fund (the "Meeting") to be held at the office of Frank Russell Investment Management Company, 909 A Street, Tacoma, Washington 98402, on September 20,
1999, at 11:00 a.m., local time, and any adjournments thereof. This proxy statement is first being mailed to shareholders on or about August 20, 1999.


The Fund's annual report is not being provided with this proxy statement. However, the Fund will furnish, without charge, a copy of the annual report and the most recent semiannual report to you upon request by calling Russell Fund Distributors, Inc., the Fund's Distributor, at (800) 647-7327.


Record Date


The Board of Trustees of the Trust has fixed the close of business on August 9, 1999 as the record date (the "Record Date") for the determination of shareholders of the Fund entitled to notice of and to vote at the Meeting and any adjournments thereof. Only holders of record of shares of the Fund at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting and at any adjournments thereof. At the close of business on the Record Date, there were 9,110,178,690.607 shares of the Fund issued and outstanding and entitled to vote at the Meeting.


The holder of each full share of beneficial interest of the Fund outstanding as of the close of business on the Record Date is entitled to one vote for each share held of record upon each matter properly submitted to the Meeting or any adjournments thereof for vote by shareholders of the Fund, with a proportionate vote for each fractional share.

Proxies

Shareholders of the Fund are requested to complete, date, sign and promptly return in the enclosed envelope the accompanying form of proxy. If the enclosed proxy is properly executed and returned in time to be voted at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked on the proxy unless such proxy has previously been revoked. Unless instructions to the contrary are marked on the proxy, the proxy will be voted FOR the proposal described in this proxy statement and in the discretion of the persons named as proxies in connection with any other matter that may properly come before the Meeting or any adjournments thereof. The Board of Trustees does not know of any matter to be considered at the Meeting other than the matters referred to in the Notice of Special Meeting accompanying this proxy statement.

Any shareholder who has given a proxy has the right to revoke it at any time prior to its exercise by attending the Meeting and voting his or her shares in person or by submitting, prior to the date of the Meeting, a written notice of revocation or a subsequently dated proxy to the following: SSgA Money Market Fund, 909 A Street, Tacoma, Washington 98402, Attention: Legal Department.

In the event a quorum is not present at the Meeting or sufficient votes to approve the proposal are not received, the persons named as proxies may propose one or more adjournments of such Meeting to permit further solicitation of proxies. A shareholder vote may be taken on any other matter to properly come before the Meeting prior to such adjournment if sufficient votes to approve such matters have been received and such vote is otherwise appropriate. Any adjournment of the Meeting will require the affirmative vote of a majority of those shares present at the Meeting or represented by proxy and voting. Abstentions and broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be counted as shares that are present for purposes of determining the presence of a quorum and will have the effect of a vote against the proposal set forth in this proxy statement.

Solicitation of Proxies

In addition to the solicitation of proxies by mail, officers of the Trust, officers and regular employees of State Street Bank and Trust Company ("State Street" or the "Advisor"), the Fund's investment advisor, Frank Russell Investment Management Company, the Fund's administrator, and Russell Fund Distributors, Inc., the Fund's distributor, may also solicit proxies by telephone  or  telegraph  or in  person.  The  Trust  may  also  retain  a proxy solicitation firm to assist in the solicitation of proxies. The cost of retaining such a firm would depend upon the amount and types of services rendered. The Trust does not anticipate that it will retain such a firm in connection with the proxy solicitation for the Meeting. The costs of solicitation and expenses incurred in connection with preparing this proxy statement and its enclosures, including any cost of retaining a proxy solicitation firm, will be borne by the Fund. The Fund will reimburse firms and others for their expenses in forwarding solicitation materials to the beneficial owners of shares of the Fund.

                                  PROPOSAL ONE

                     APPROVAL OF AN AMENDMENT TO THE FUND'S
              FUNDAMENTAL INVESTMENT RESTRICTION REGARDING LENDING

The Fund's Trustees are asking shareholders to approve an amendment to the Fund's fundamental investment restriction regarding lending. Shareholders must approve any amendment to a fundamental policy. The proposed amendment would permit the Fund to lend cash to other portfolios of SSgA Funds, or to any other portfolio for which State Street acts as the advisor or subadvisor ("Interfund Lending") to the extent permitted by applicable law. The Trustees believe that, under the appropriate conditions, Interfund Lending could offer the Fund attractive rates of return compared to other short-term investment options.

As amended, the investment restriction would read as follows (new language is underlined):

     [The Fund may not] Make  loans to any  person or firm;  provided,  however, that the making of a loan shall not include (i) the acquisition for investment of bonds, debentures, notes or other evidences of indebtedness of any corporation or government which are publicly distributed or of a type customarily purchased by institutional investors, or (ii) the entry into repurchase agreements or reverse repurchase agreements. The Fund may (i) lend cash to any registered investment company or portfolio series for which the Fund's Advisor serves as advisor or subadvisor to the extent permitted by the 1940 Act or any rule or order issued thereunder and (ii) lend its portfolio securities to broker-dealers or other institutional investors if the aggregate value of all securities loaned does not exceed 33-1/3% of the value of the Fund's total assets.


          On July 21, 1999, SSgA Funds and State Street filed an application (the "Application") with the Securities and Exchange Commission (the "SEC") seeking the exemptive relief from certain provisions of the 1940 Act necessary to permit a program of Interfund Lending designed to be a supplemental source of credit for the normal short-term borrowing and cash management activities of the portfolios of SSgA Funds (the "Interfund Lending Program"). The Interfund Lending Program is intended to reduce the costs that a borrowing portfolio may incur when borrowing cash for temporary purposes, such as funding redemption requests. In addition, the Interfund Lending Program is intended to provide a lending portfolio (such as the Fund) with an opportunity to receive higher returns on the cash loaned than the portfolio would otherwise obtain from investing the cash in other short-term investments, such as overnight repurchase agreements. To ensure that both the borrowing portfolio and the lending portfolio benefit from each loan under the Interfund Lending Program, the Application provides that the rate charged for each loan will be the average between the lowest rate the borrowing portfolio would otherwise pay to borrow cash from a third party bank and the highest rate the lending portfolio would otherwise obtain from an investment in an overnight repurchase agreement. This formula is designed to ensure that the lending portfolio will always receive a higher return on its uninvested cash than it would otherwise obtain from investing such cash in an overnight repurchase agreement and that a borrowing portfolio will always incur lower borrowing costs than it otherwise would incur under ordinary bank loan arrangements. Other mutual fund groups have already received relief from the SEC to permit similar programs.


          The Fund would only participate in the Interfund Lending Program as a lender. As a lender, the Fund would not, as a matter of course, receive collateral for an Interfund Loan. Were the Fund to experience a delay in the repayment of an unsecured Interfund Loan, it could miss an investment opportunity or incur costs to borrow money to replace the delayed payment. However, because the Interfund Lending Program involves only short-term lending and is subject to a variety of safeguards under the terms of the Application, including limits on lending and borrowing and asset coverage requirements for borrowing funds, State Street believes that a loan made through the Program would represent "high quality" debt with minimal credit risk, fully comparable with, and in many cases superior to, other available short-term investment options.

           If shareholders   approve  the  proposal  and   the  SEC  grants  the
               necessary exemptive relief, the Board of Trustees does not currently anticipate that the Fund would engage in Interfund Lending except under the terms of the Interfund Lending Program although the Fund could do so subject to applicable law. If shareholders do not approve the proposal, the Fund's fundamental lending restriction will remain unchanged, and the Fund will not participate in the Interfund Lending Program under its current terms, should the SEC grant the necessary exemptive relief.

THE TRUSTEES RECOMMEND THAT SHAREHOLDERS VOTE FOR PROPOSAL ONE.


                                  PROPOSAL TWO

                TO APPROVE MAKING THE FUND'S INVESTMENT OBJECTIVE
                                 NON-FUNDAMENTAL

The Fund's investment objective currently reads as follows:

     The Money Market Fund seeks to maximize current income, to the extent consistent with the preservation of capital and liquidity and the maintenance of a stable $1.00 per share net asset value, by investing in dollar denominated securities with remaining maturities of one year or less.

Because the Fund's objective is fundamental, any amendment to it requires shareholder approval. At a meeting of the Fund's Board of Trustees held on April 8, 1999, the Trustees voted, subject to shareholder approval, to make the Fund's investment objective non-fundamental which would permit the Trustees to change the objective without shareholder approval. The Trustees are proposing this change because having a non-fundamental objective will give the Fund greater flexibility to respond to changes in the Fund's regulatory and investment environment. Were the Fund's objective non-fundmental, the Trustees could respond, for example, to a change in securities laws governing money market fund investments that they believed warranted amendment of the Fund's objective without the delay and expense of a shareholder meeting.

     If shareholders approve the proposal, the Trustees intend to amend the Fund's objective to eliminate the clause that limits the Fund's investments to securities with remaining maturities of one year or less. The clause in question has been part of the Fund's objective since the Fund's inception in 1988 and was included to conform to the maturity limitations set forth in the federal securities laws governing money market funds at that time. Federal securities laws now permit money market funds to purchase securities with a remaining maturity of up to 397 days. The Trustees believe the Fund could benefit from additional investment opportunities if the Fund were subject only to the federal limitation. State Street has indicated that, if shareholders approve the proposal and the Trustees amend the Fund's objective, it does not currently expect these changes to affect in a material way its basic approach to managing the Fund's investments. As revised, the Fund's investment objective would read as follows:

     The Money Market Fund seeks to maximize current income, to the extent consistent with the preservation of capital and liquidity and the maintenance of a stable $1.00 per share net asset value, by investing in dollar denominated securities.

If shareholders approve the proposal, the Trustees currently expect that any future changes in the Fund's objective would, like the change described in this paragraph, be based on changes in the regulatory regime governing money market funds, but such changes could be made for other reasons. Shareholders will receive notice of any change in the Fund's objective.

THE TRUSTEES RECOMMEND THAT SHAREHOLDERS VOTE FOR PROPOSAL TWO.

If shareholders do not approve the proposal, the Fund's investment objective will remain fundamental and will continue to include the current limitation on the remaining maturity of securities purchased by the Fund.


Required Vote

To be approved, the Proposals must receive the affirmative vote of "a majority of the outstanding voting securities" of the Fund, as defined in the 1940 Act. Under the 1940 Act, a vote of a majority of the outstanding voting securities of the Fund means the lesser of: (1) more than 50% of the outstanding shares of the Fund; or (2) 67% or more of the shares of the Fund represented at the Meeting if more than 50% of the outstanding shares of the Fund are present at the Meeting or represented by proxy.

                             ADDITIONAL INFORMATION


As of August 9, 1999, the officers and Trustees of the Trust as a group beneficially owned less than 1% of the shares of the Fund outstanding on such date. As of August 9, 1999, the following shareholders were known to the Trust to be the beneficial owner of more than five percent of the issued and outstanding shares of the Fund: William H. Gates Foundation--23.75% (2,163,878,026.90 shares).


                       NO ANNUAL MEETINGS OF SHAREHOLDERS

Under the Trust's First Amended and Restated Master Trust Agreement, as amended (the "Master Trust Agreement"), no annual or special meetings of shareholders are required. Therefore, there will ordinarily be no shareholder meetings unless required by the 1940 Act. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholder meeting should send their written proposals to the Secretary of the Trust, 909 A Street, Tacoma, Washington 98402. Shareholder proposals should be received in a reasonable time before the solicitation is made.

Under the Master Trust Agreement, any Trustee may be removed with or without cause at any time: (i) by written instrument signed by at least two-thirds of the number of Trustees in office immediately prior to such removal, specifying the date upon which such removal shall become effective; or (ii) by vote of shareholders holding not less than two-thirds of the shares then outstanding, cast in person or by proxy at any meeting called for the purpose; or (iii) by a written declaration signed by shareholders holding not less than two-thirds of the shares then outstanding, filed with the Trust's custodian. Holders of 10% or more of the outstanding shares of the Trust can require Trustees to call a meeting of shareholders for purposes of voting on the removal of one or more Trustees.

In addition, if 10 or more shareholders who have been shareholders for at least six months and who hold in the aggregate either shares with a net asset value of at least $25,000 or at least 1% of the outstanding shares of the Trust, whichever is less, inform the Trustees in writing that they wish to communicate with other shareholders, the Trustees will either give such shareholders access to the shareholder list or offer to forward materials to shareholders on their behalf at a stated cost. If the Trustees object to mailing such materials, they must inform the Securities and Exchange Commission and thereafter comply with any order entered by the Commission and the requirements of the 1940 Act and the Securities Exchange Act of 1934.


                    OTHER MATTERS TO COME BEFORE THE MEETING

The Trustees do not intend to present any other business at the Meeting, nor are they aware that any shareholder intends to do so. If, however, any other matters are properly brought before the Meeting, the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.



It is important that proxies be returned promptly. Therefore, shareholders who do not expect to attend the meeting in person are urged to complete, sign and return the proxy card in the enclosed envelope as soon as possible.

                                               By Order of the Trustees,

                                               J.
 . David Griswold
                                               Secretary

Date: August 20, 1999

SSgA MONEY MARKET FUND
A SERIES OF SSgA FUNDS
Two  International  Place
Boston, Massachusetts 02110

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoints Mark E. Swanson and J. David Griswold, and each and either one of them, proxies with full power of substitution, and authorizes each of them to represent and vote all shares of the SSgA Money Market Fund (the "Fund"), a series of SSgA Funds, which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of the Fund to be held at the office of Frank Russell Investment Management Company, 909 A Street, Tacoma, Washington 98402 on September 20, 1999, at 11:00 a.m. local time, and at any adjournments thereof.

The Board of Trustees recommends a vote FOR the following proposal:

PROPOSALS

     1. To amend the Fund's fundamental investment restriction regarding lending to permit the Fund to lend cash to any registered investment company or portfolio series for which the Fund's Advisor serves as advisor or subadvisor to the extent permitted by the 1940 Act or any rule or order issued.

     2.   To make the Fund's investment objective non-fundamental.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS. This proxy will be voted in the discretion of the persons named as proxies above as to any other matters that may properly come before the meeting or any adjournments thereof. A shareholder wishing to vote in accordance with the Board of Trustees' recommendations need only sign and date this proxy and return it in the enclosed envelope.

PLEASE RETURN BOTTOM PORTION WITH YOUR VOTE IN THE ENCLOSED ENVELOPE AND RETAIN THE TOP PORTION. Please separate and place the bottom portion of the proxy in the enclosed return envelope. Place the proxy so that the return address, located on the reverse side of the proxy, appears through the window of the envelope.

SSgA MONEY MARKET FUND
Record Date Shares

                            PROXY VOTING MAIL-IN STUB

                                                   PROPOSAL 1

                                       FOR           AGAINST       ABSTAIN


                                                   PROPOSAL 2

                                       FOR           AGAINST       ABSTAIN

Dated:  _________________, 1999

--------------------------------

_____________________________________
Signature(s) of Shareholder(s)


                                      -11-